UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective December 6, 2017, Anton & Chia, LLP (“Anton”) was dismissed as the independent accountant of the Company. On July 14, 2017, the Board of Directors acting on the recommendation of the Company’s Audit Committee approved the dismissal of Anton to occur at any time commencing the third quarter of the Company’s fiscal year.

Anton’s reports on the Company’s financial statements for the years ended December 31, 2015 and 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except that the report for both years indicated that the Company’s ability to continue as a going concern is dependent upon its ability to secure additional sources of financing. Accordingly, such report indicated that there was substantial doubt as to the Company’s ability to continue as a going concern and that the financial statements did not include any adjustments relating to the recoverability and classification of asset carrying amounts on the amount and classification of liabilities that might result from the outcome of this uncertainty.

During the years ended December 31, 2015 and 2016 and through December 6, 2017, (i) there were no disagreements with Anton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton, would have caused it to make reference thereto in connection with its reports on the financial statements for such years and (ii) there were no matters that were either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Anton with a copy of the foregoing disclosures and requested Anton to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Anton agrees with the disclosures.

Effective December 7, 2017, the Company’s Board of Directors engaged Weinberg & Company, P.A. (“Weinberg”) as the Company’s new independent accountant to act as the principal accountant to audit the Company’s financial statements. The engagement of Weinberg was approved by the Board of Directors on July 14, 2017 on the recommendation of the Company’s Audit Committee to occur at any time commencing the third quarter of the Company’s final year. During the Company’s fiscal years ended December 31, 2015 and 2016 and through December 7, 2017, neither the Company, nor anyone acting on its behalf, consulted with Weinberg regarding either (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided that Weinberg concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 11, 2017	Bone Biologics Corporation

		By:	/s/ STEPHEN R. LaNEVE
		Name:	Stephen R. LaNeve
		Title:	Chief Executive Officer

3